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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to (§) 240.14a-11(c) or (§) 240.14a-12
Horizon Organic Holding Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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HORIZON ORGANIC HOLDING CORPORATION
6311 Horizon Lane
Longmont, Colorado 80503

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2002

To the Stockholders of Horizon Organic Holding Corporation:

        Notice Is Hereby Given that the Annual Meeting of Stockholders of Horizon Organic Holding Corporation, a Delaware corporation (the "Company"), will be held on Tuesday May 14, 2002 at 9:30 a.m. local time at the Company's offices at 6311 Horizon Lane, Longmont, Colorado 80503, located North of Boulder, Colorado in the Monarch Office Park off of Highway 52, East of Highway 119, for the following purposes:

  1.
  To elect three directors to hold office until the 2005 Annual Meeting of Stockholders. The nominees are Mark A. Retzloff, Charles F. Marcy, and G. Irwin Gordon.

  2.
  To ratify the election of Kathryn A. Paul and Cynthia T. Jamison to the Board of Directors pursuant to which they will serve until the 2004 Annual Meeting of Stockholders.

  3.
  To ratify and approve the amendment of the Company's 1998 Equity Incentive Plan to increase the number of shares available for issuance under the Plan by 750,000 shares, from the current amount of 1,500,000 to an aggregate of 2,250,000 shares.

  4.
  To ratify and approve the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

  5.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on March 15, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors
/s/ THOMAS P. BRIGGS Thomas P. Briggs Assistant Secretary

Boulder, Colorado
March 18, 2002

        All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting and cast your vote.

        Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

HORIZON ORGANIC HOLDING CORPORATION
6311 Horizon Lane
Longmont, Colorado 80503
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
May 14, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        We are soliciting the enclosed proxy on behalf of our board of directors for use at the Annual Meeting of Stockholders to be held on May 14, 2002, at 9:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

        The Annual Meeting will be held at our offices, 6311 Horizon Lane, Longmont, Colorado 80503, located North of Boulder, Colorado in the Monarch Office Park off of Highway 52, East of Highway 119. On or about April 4, 2002, we intend to mail this proxy statement and accompanying proxy card to all stockholders entitled to vote at the Annual Meeting.

Solicitation

        We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others, to be forwarded to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers, or other regular employees. No additional compensation will be paid to directors, officers, or other regular employees for such services.

Voting Rights and Outstanding Shares

        Only holders of record of our common stock at the close of business on March 15, 2002 will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on March 15, 2002 we had 10,151,492 shares of common stock outstanding and entitled to vote.

        Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with the our Assistant Secretary at our principal executive office, 6311 Horizon Lane, Longmont, Colorado 80503, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

        The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission and our Bylaws is December 2, 2002. Unless a stockholder who wishes to bring a matter before the stockholders at our 2003 annual meeting of stockholders notifies us of such matter prior to February 15, 2003, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

Proposal 1
Election of Directors

        Our Amended and Restated Certificate of Incorporation and Bylaws provide that our board of directors shall be divided into three classes, each class consisting of the directors assigned to such class in accordance with a resolution adopted by the board of directors, with each class having a three-year term. Vacancies on the board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy (including a vacancy created by an increase in the board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified. We have ten board of directors positions, all of which are currently filled.

        Mark A. Retzloff, Charles "Chuck" F. Marcy, and G. Irwin Gordon, the nominees for election to this current class, are all currently directors. Our stockholders previously elected Messrs. Retzloff and Gordon. Mr. Marcy was elected in January 2000 by our board of directors to fill a vacancy. If elected at the Annual Meeting, the nominees will serve until the 2005 annual meeting and until their successors are elected and have qualified, or until their earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominees as management may propose. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be not be able to serve.

        Proxies cannot be voted for a greater number of persons than the number of nominees named below.

        Set forth below is biographical information for the each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

  Nominees for Election for a Three-Year Term Expiring at the 2005 Annual Meeting

        Mark A. Retzloff, our co-founder, has served as a director since December 1991. Mr. Retzloff has held several positions with us, including President and Treasurer from December 1991 to May 1995; Vice President, Sales and Marketing and Treasurer from May 1995 to May 1997; Vice President, Sales from May 1997 to January 1999; Senior Vice President Corporate Development from January 1999 to January 2000; and President, International from January 1999 to February 2001. Mr. Retzloff retired as an officer in February 2001. Since July 2001, Mr. Retzloff has served as President and Chief Executive Officer of Rudi's Bakery, Inc., a manufacturer of organic breads. Mr. Retzloff has served on the board of directors of the Organic Trade Association from September 1992 to October 2000 and as its President from September 1996 to September 1999. Mr. Retzloff received a Bachelors degree from the University of Michigan.

        Charles "Chuck" F. Marcy joined us as President and Chief Operating Officer in November 1999 and in January 2000 was appointed to the additional position of Chief Executive Officer, at which time he was also appointed as a director. Mr. Marcy previously served as President and Chief Executive Officer of the Sealright Corporation, a manufacturer of dairy packaging and packaging systems from 1995 to 1998. From 1993 to 1995 Mr. Marcy was President of the Golden Grain Company, a subsidiary of Quaker Oats Company and maker of the Near East brand of all-natural grain-based food products. From 1991 to 1993 Mr. Marcy was President of the dairy division of Kraft General Foods. From 1974 to 1991 Mr. Marcy held various senior marketing and strategic planning roles with Sara Lee Corporation and Kraft General Foods, both food manufacturing and marketing companies. Mr. Marcy received his undergraduate degree in mathematics and economics from Washington and Jefferson College and a Masters of Business Administration degree, with a concentration in marketing and general management, from the Harvard Business School. He currently serves as a member of the board of directors of the International Dairy Foods Association and the Community Food Share.

        G. Irwin Gordon has served as a director since July 1998. Mr. Gordon is the founder and managing partner of The Trion Group, a Dallas, Texas based consulting and interim management firm. Mr. Gordon held the position of President and Chief Executive Officer of Gruma Corporation, a food manufacturing and marketing company, from July 2000 to September 2001. Mr. Gordon served as President and Chief Operating Officer of Suiza Foods Corporation from February 1998 to October 1999. Mr. Gordon joined Suiza Foods Corporation in August 1997 as its Executive Vice President and Chief Marketing Officer. Prior to joining Suiza Foods Corporation, Mr. Gordon served in various capacities for PepsiCo, Inc., most recently as Senior Vice President Global Branding for Frito Lay. Mr. Gordon received an Education degree from the University of British Columbia and a Management Certificate from Stanford University. Mr. Gordon currently serves on the board of directors of the Hestra Corporation, where he serves as the chair of the audit committee and is a member of the governance committee.

The Board Of Directors Recommends That You
Vote In Favor Of The Named Nominees

  Directors Continuing in Office Until the 2003 Annual Meeting

        Paul B. Repetto, our co-founder, has served as our corporate secretary and a director since December 1991. Mr. Repetto was our Vice President, Operations from December 1991 until December 1997; Vice President, Marketing from December 1997 until January 1999; and Senior Vice President, Marketing until January 2000. During 2000, Mr. Repetto retired, but continued to work on special projects for us. Mr. Repetto has served on the Steering Committee of the Organic Foods Alliance and on the board of the Organic Foods Production Association of North America, the predecessor organizations to the Organic Trade Association. Mr. Repetto received a Bachelors degree from the Massachusetts Institute of Technology.

        Clark R. Mandigo II has served as a director since July 1996. Since 1991, Mr. Mandigo has been self-employed as a business consultant and investor. He currently serves as chairman of the board for Lone Star Steakhouse & Saloon Inc., a retail restaurant chain, where he is a member of the nominating committee. Mr. Mandigo also serves as a Trustee for Accolade Funds, where he serves on the audit committee, and as a Trustee for U.S. Global Investors Funds, where he also serves on the audit committee. Mr. Mandigo received a Bachelors of Arts degree and a Juris Doctorate degree from the University of Kansas.

        Richard L. Robinson has served as a director since July 1996. Mr. Robinson has been the Chairman of Robinson Dairy, Inc., a subsidiary of Dean Foods Company, since 1975 and served as Chief Executive Officer of Robinson Dairy, Inc. from 1975 to July 1999. Mr. Robinson currently serves on the board of directors of U.S. Exploration, Inc. where he is a member of the audit committee. In addition, Mr. Robinson currently serves as a director for HCA Health One and is a member of the Management Committee for Consolidated Container Corp. From 1993 to 1999, Mr. Robinson served as a Director for US Bancorp where he was a member of the compensation and audit committees. From 1986 to 2000, Mr. Robinson served as a director of Asset Investors, Inc., where he served as a member of the audit committee. Mr. Robinson received a Bachelors degree from Colorado State University.

        Michelle P. Goolsby has served as a director since November 1999. Ms. Goolsby joined Dean Foods Company in July 1998 as Executive Vice-President, General Counsel and Secretary. In September 1999, she assumed the additional duties of Chief Administrative Officer. From September 1988 until July 1998, she held various positions with the law firm of Winstead Sechrest & Minick. Ms. Goolsby was elected to our board pursuant to Dean Foods Company's stockholder agreement with us under which Dean Foods Company is entitled to certain board representation. Ms. Goolsby received a Juris Doctorate degree and a Bachelors degree from the University of Texas.

  Directors Continuing in Office Until the 2004 Annual Meeting

        Thomas D. McCloskey, Jr. has served as a director since April 1994 and has served as our Chairman of the board of directors from May 1994 until November 1997 and again from May 1999 until the present. Mr. McCloskey has served as Chairman of Cornerstone Holdings, LLC (and predecessor corporation), an investment firm, since 1981. Mr. McCloskey received a bachelors degree from the University of Notre Dame and a Masters of Business Administration from The Wharton School of the University of Pennsylvania.

        Kathryn A. Paul has served as a director since June 2001. Ms. Paul joined Delta Dental Plan of Colorado, a dental insurance benefits company, as President in August 2001. Prior to joining Delta Dental Plan of Colorado, Ms. Paul served as President, Western Operations of Kaiser Permanente, a national health care organization. Ms. Paul held various management positions with the Kaiser Permanente organization from 1978 to 2001. Ms. Paul received a Bachelors degree from the University of California, a Master of Public Health degree from the University of California-Berkeley, and an Advanced Management Program certificate from Harvard University. Ms. Paul currently serves on the board of directors for Fischer Imaging Corporation, where she is a member of the audit and compensation committees.

        Cynthia T. Jamison has served as a director since March 2002. Ms. Jamison has been a partner with Tatum CFO Partners, LLP, a financial consulting firm, since June 1999. While at Tatum CFO Partners, LLP, Ms. Jamison served as CFO for CultureWorx, Inc., a software manufacturer, from August 2000 to February 2002 and ISCO International, a wireless network equipment manufacturer, from August 1999 to August 2000. Prior to joining Tatum CFO Partners, LLP, Ms. Jamison was the CFO for Chart House Enterprises, Inc., a publicly traded restaurant owner and operator, from June 1998 to April 1999. Ms. Jamison was also the Vice President of Finance for Allied Domecq Retailing USA, the owner of Baskin Robbins and Dunkin Donuts. Ms. Jamison received a Bachelors of Arts degree in economics from Duke University and a Masters of Business Administration from the University of Chicago. Ms. Jamison is also a Certified Public Accountant.

  Board Committees and Meetings

        During the fiscal year ended December 31, 2001, our board of directors held four meetings. The board currently has four standing committees, the Audit Committee, the Compensation Committee, the Executive Committee, and the Governance Committee (formerly the Nominating Committee). During the fiscal year ended December 31, 2001, all of our directors attended at least 90% of the meetings held by our board and the committees on which they served.

        The Audit Committee makes recommendations to our board regarding the engagement of our independent certified public accountants. It reviews our internal accounting procedures and monitors and reviews the scope and results of our annual audit. The Audit Committee also reviews our annual and quarterly reports that we file with the Securities and Exchange Commission. The Audit Committee is composed of three non-employee directors: Messrs. Gordon, Mandigo, and Robinson. Mr. Gordon is Chairman of the Audit Committee. The Audit Committee met four times during 2001.

        The Compensation Committee is responsible for providing guidance, direction, and periodic monitoring for all corporate compensation, benefit, perquisite, and employee equity programs. The Compensation Committee reviews and approves matters involving the following: the compensation, benefits, and perquisites for all corporate officers, other than a corporate officer only holding the title of Secretary; all bonus plans, total bonus payments, and individual awards to all corporate officers; benefit plans, including profit sharing and pension programs; and employment agreements for all corporate officers and for all others with base salaries in excess of $100,000. The Compensation Committee also grants all of our stock option awards. The Compensation Committee is composed of three non-employee directors: Ms. Goolsby and Messrs. Mandigo and Robinson. Mr. Mandigo is Chairman of the Compensation Committee. It met four times during 2001.

        The Executive Committee is authorized to do the following: grant stock options to employees and consultants of no more than a total of 30,000 options per year, which right shall not limit the authority of the Compensation Committee; to adopt resolutions that are required in order to authorize the establishment of financial accounts for our company and to permit our company to incur indebtedness; authorize the hiring or termination of employees, other than the positions of chief executive officer and chief financial officer; and to authorize capital expenditures of up to $500,000 in any one single transaction, but no more than two such transactions in any 12 month rolling period. The Executive Committee is composed of Messrs. McCloskey and Marcy. It met informally several times during 2001.

        The Governance Committee is authorized to consider and make recommendations to the board concerning corporate governance issues and the composition and performance of the board and its committees. The Governance Committee will not consider nominees for director positions from stockholders. During 2001 the Governance Committee was composed of Messrs. McCloskey, Gordon and Mandigo. Mr. McCloskey was the Chairman of the Governance Committee. It met one time during 2001. In February 2002, the membership of the Governance Committee was reconstituted with Ms. Paul and Messrs. Marcy, McCloskey, and Retzloff as its members. Ms. Paul is the Chairwoman of the Governance Committee.

Proposal 2
Ratification of Directors

        Our directors elected Kathryn A. Paul to our board in June 2001 and Cynthia T. Jamison to our board in March 2002. Our board has directed that we submit the elections of Ms. Paul and Ms. Jamison to our stockholders for ratification at the Annual Meeting.

        Biographical information for Ms. Paul and Ms. Jamison is contained under Proposal 1. In addition, under Proposal 1, you will find information concerning the other members of our board, the composition of our board, the classes of our board, and other board and committee information. Ms. Paul and Ms. Jamison are members of Class III of our board and will serve until the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified.

        There is no requirement that our stockholders ratify the elections of Ms. Paul and Ms. Jamison. However, the board is submitting the elections of Ms. Paul and Ms. Jamison to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the elections, the board will reconsider its election of these two individuals.

        The ratification of the elections of Ms. Paul and Ms. Jamison shall be made in accordance with the same procedures for electing directors under Proposal 1 above. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the ratification of the elections of Ms. Paul and Ms. Jamison.

The Board of Directors Recommends that
You Vote in Favor of Proposal 2

Proposal 3
Approval of Amendment to the 1998 Equity Incentive Plan

Introduction

        At the Annual Meeting, our stockholders are being asked to ratify and to approve an amendment to the 1998 Equity Incentive Plan (the "Plan") to increase the number of shares of common stock reserved for issuance under the Plan by 750,000 shares, to an aggregate of 2,250,000 shares. The board has adopted the amendment, subject to stockholder approval at the Annual Meeting.

        We believe that long-term equity compensation in the form of stock options is critical to our efforts to attract qualified employees and to retain and provide incentive to current employees, particularly in light of the increasingly competitive environment for talented personnel. As of December 31, 2001 there were approximately 394,976 shares available for future grants under the Plan. The board believes that the number of shares currently available under the Plan is likely to be insufficient in the event of continued growth in our operations, including potential increases in the number of employees. For this reason, the board has determined that it is in our best interest to increase the number of shares available for issuance under the Plan by 750,000 shares. Accordingly, the board recommends that the stockholders vote "FOR" ratification and approval of the amendment of the Plan. Unless otherwise directed therein, the proxies solicited hereby will be voted for ratification and approval of the amendment of the Plan.

        Although we are only proposing to amend the number of shares available for issuance under the Plan, set forth below is a summary of the principal features of the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholders who wish to obtain a copy of the actual Plan documents may do so upon written request to our Assistant Secretary at our principal offices at 6311 Horizon Lane, Longmont, Colorado 80503. In addition, the Plan documents have previously been filed with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2000.

General

        The purposes of the Plan are for us to obtain the benefits of the incentive inherent in the ownership of our common stock by our employees who are important to our success and growth of our business, to help us retain the services of such persons, and to compensate such persons for their service to us. The number of our employees who are eligible to participate in the Plan is currently 250.

        The aggregate number of shares which may be issued, and as to which stock options may be granted under the Plan is currently 1,500,000 shares of Common Stock (excluding any increase by the proposed amendment), subject to proportionate adjustment by reason of merger, consolidation, reorganization, recapitalization, or exchange of shares or by stock dividend, stock split, combination of shares, or other changes in capital structure effected without receipt of consideration. If any stock option granted under the Plan expires, is surrendered in whole or in part, or terminates for any reason without being exercised in full, then the number of shares subject to the stock option will again be available for purposes of the Plan. The shares of common stock which may be issued under the Plan may be either authorized but unissued shares or treasury shares, or both.

        An option holder shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price, and been issued a stock certificate for the purchased shares. Upon exercise of the option, payment of the option price and issuance of the stock certificate, the option holder shall have all of the rights of a stockholder with respect to such shares including voting and dividend rights, subject only to the provisions of the Plan and other instruments implementing the provisions of the Plan.

Administration

        The Plan is to be administered by our board of directors. The board, however, may at any time appoint a committee of two (2) or more non-employee directors and delegate to such committee one or more of the administrative powers allocated to the board under the provisions of the Plan. The board currently delegates its authority under the Plan to the Compensation Committee. The administrative powers under the Plan include, but are not limited to, the following:

  •
  the power to determine the person or persons to be granted options under the Plan;

  •
  the number of shares to be covered by such options;

  •
  whether such options are to be incentive stock options ("Incentive Stock Options") under Section 422A of the Internal Revenue Code of 1986, as amended, nonqualified options ("Nonstatutory Stock Options") not intended to meet the requirements of Section 422A, or stock bonuses and grants of restricted stock (the "Stock Bonuses") (collectively, the "Stock Awards");

  •
  the time or times at which options are to be exercisable; and

  •
  the power to interpret and amend the Plan, subject to further approval by the stockholders for certain amendments required by statute, Securities and Exchange Commission regulations, or NASDAQ rules to be approved by the stockholders.

        All questions of interpretation and application of the Plan, or as to stock options granted under the Plan are subject to the determination of the board or the Compensation Committee, which will be final and binding.

Eligibility and Grant of Stock Options

        The persons who are eligible to receive options pursuant to the Plan are our employees, Directors, and Consultants, as the last two terms are defined in the Plan, including employees who are also members of the board, as the board or the Compensation Committee shall from time to time select.

        The board or the Compensation Committee has the full and absolute authority to determine the number of shares to be covered by granted options, whether options are to be Incentive Stock Options, Nonstatutory Stock Options or Stock Bonuses, as well as the time or times at which options are to be exercisable and such other terms and conditions as may be applicable to such options. However, no option granted under the Plan shall have a term in excess of ten (10) years from the grant date.

        The option price per share for Incentive Stock Options and Nonstatutory Stock Options will be fixed by the board or the Compensation Committee, but in no event shall the option price per share for Incentive Stock Options be less than one hundred percent (100%) of the fair market value of a share of common stock on the date of the option grant. The Plan has specific provisions for determining the fair market value of common stock for the purpose of determining the option price.

Transfers

        No Incentive Stock Options granted under the Plan shall be transferable by the optionee other than by will or by the laws of descent and distribution. Nonstatutory Stock Options and Stock Bonuses may be transferable to the extent expressly provided in the Option Agreement or Stock Award Agreement.

Adjustment of Shares

        If any changes made in the shares subject to the Plan or subject to any option granted under the Plan, either through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure, appropriate adjustments or substitutions shall be made by the board or the Compensation Committee in or for such shares, including adjustments in the maximum number of shares subject to the Plan and the number of such shares and price per share subject to the Plan and the number of such shares and price per share subject outstanding options granted under the Plan, as the board or the Compensation Committee, in its sole discretion shall deem equitable to prevent dilution or enlargement of option rights.

        In the event of a sale of all or substantially all of our assets or fifty percent (50%) or more of our outstanding voting stock by means of a sale, merger, reorganization or liquidation, the outstanding options shall be assumed by the successor corporation, or parent thereof, or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation, or parent thereof. In the event the surviving or acquiring corporation refuses to assume such options or substitute similar options, then the Stock Awards shall accelerate in vesting and become fully vested prior to the event. Each person holding unexercised options shall be entitled to have such options assumed by the successor corporation, or parent thereof, or replaced with a comparable option, as the case may be. The board will make the determination of option comparability, and its determination shall be final, binding, and conclusive.

Amendment and Termination of the Plan

        The board has the power and authority to amend or modify the Plan in any or all respects, whatsoever; provided, however, that no such amendment or modification shall, without the consent of the option holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. Furthermore, the board shall, except for amendments relating to adjustments upon changes in the stock, obtain the approval of our stockholders for all such amendments as are required by statute, Securities and Exchange Commission regulation, or Nasdaq rules to be approved by the stockholders.

        The Plan, unless sooner terminated, shall terminate at the close of business on April 13, 2008. The board shall have the authority to effect, at any time and from time to time, with the consent of the affected optionee, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefore new options under the Plan covering the same or different numbers of shares of common stock but having an option price per share not less than one hundred percent (100%) of fair market value on the new grant date.

Plan Benefits

        We cannot currently determine the number of shares subject to the options that may be granted in the future to executive officers, directors and employees under the Plan. The following table sets forth information with respect to the stock options granted under the Plan during the fiscal year 2001 to the named executive officers, all current named executive officers as a group, all current directors other than the named executive officers as a group, and all employees, including all other officers who are not named executive officers, as a group.

Name	Weighted Average Exercise Price Per Share	Number of Shares Subject to Options Granted under the Plan in 2001
Charles F. Marcy	4.94	80,000
Thomas P. Briggs	4.94	20,000
Clark F. Driftmeir	4.94	20,000
Kevin R. O'Rell	4.94	10,000
Stephen J. Jacobson	4.94	15,000
Mark A. Retzloff	7.00	6,000
All six of the executive officers listed above, as a group	5.02	151,000
All of the other eight current directors, not including Messrs. Marcy and Retzloff listed above, as a group	6.90	46,000
All employees, not including the six executive officers listed above, as a group	11.63	201,000

Federal Income Tax Consequences

        The following is a brief summary of the principal federal income tax consequences of the grant and exercise of Nonstatutory and Incentive Stock Options under present law.

  Tax Treatment—Nonstatutory Stock Options

        An optionee will not recognize any taxable income for federal income tax purposes upon receipt of a Nonstatutory Stock Option.

        Upon the exercise of a Nonstatutory Stock Option with cash, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is generally treated as compensation received in the year of exercise. If the option price is paid in whole or in part with shares of our common stock, no income, gain or loss is recognized on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise, is generally treated as compensation received on the date of exercise. Individuals are subject to special Federal income tax rules upon the exercise of a Nonstatutory Stock Option (i) if the exercise is within six months of the date of grant, or (ii) in the event the fair market value of the shares acquired is less than the option price on the date of exercise.

        In each instance that an amount is treated as compensation received, we are generally entitled to a corresponding deduction in the same amount for compensation paid to the optionee in such taxable year.

  Tax Treatment—Incentive Stock Options

        The grant of an Incentive Stock Option pursuant to Section 422A of the Internal Revenue Code of 1986, as amended, has no tax consequences to the optionee. Thus, optionees have no income from the receipt of Incentive Stock Options, and we will have no business expense deductions from the grant of the Incentive Stock Options.

        When the statutory stock option is exercised, no income is attributed to the optionee to whom stock is transferred. However, to obtain this tax deferred treatment, the individual must maintain the shares he or she acquires through the exercise of the Incentive Stock Option for the required holding period. In short, there must be no disposition of the stock: (i) within two (2) years after the option is granted, or (ii) within one (1) year after the stock is transferred to the optionee. These holding period requirements do not apply to statutory options that are exercised after the employee's death. If an individual fails to hold the stock for the requisite holding period, the tax will be deferred only until the tax year in which the stock is disposed of, and the gain will be treated as ordinary income. On the other hand, when the requisite holding periods are met, an individual will be taxed at the capital gains rate when stock obtained pursuant to the exercise of the Incentive Stock Option is sold.

Vote Required

        The affirmative vote of the holders of a majority of our common stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the proposed amendment of the Plan. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "AGAINST" the proposed amendment. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends that
You Vote in Favor of Proposal 3

Proposal 4
Ratification of Selection of Independent Auditors

        The board has selected KPMG LLP as our certified public accountants for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of KPMG LLP as our independent auditors for ratification by the stockholders at the Annual Meeting. The Audit Committee has also recommended the selection of KPMG LLP as our independent auditors. KPMG LLP has audited our financial statements since December 28, 1996. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  Audit Fees

        KPMG LLP billed us an aggregate of $163,038 in fees for professional services rendered for the audit of our consolidated financial statements as of and for the year ended December 31, 2001 included in our annual report on Form 10-K and the reviews of the condensed consolidated financial statements included in our quarterly reports on Forms 10-Q as of and for the three months ended March 31, 2001, as of and for the three and six months ended June 30, 2001 and as of and for the three and nine months ended September 30, 2001.

  Financial Information Systems Design and Implementation Fees

        KPMG LLP did not bill us any fees for professional services rendered for designing and implementing financial information systems for the year ended December 31, 2001.

  All Other Fees

        KPMG billed us an aggregate of $102,808 in fees for professional services rendered for services other than those set forth above under the headings Audit Fees and Financial Information Systems Design and Implementation Fees for the year ended December 31, 2001. These fees were primarily related to tax consultation and preparation.

        Stockholder ratification of the selection of KPMG LLP as our independent auditors is not required by our Bylaws or otherwise. However, the board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the board, in their discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our and our stockholders' best interests.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board Of Directors Recommends
That You Vote In Favor Of Proposal 4

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 1, 2002 by:

  •
  Each of our directors and executive officers;

  •
  Each person who is known to us to beneficially own more than five percent of the outstanding shares of our common stock; and

  •
  All of our directors and executive officers as a group.

        Applicable percentage ownership is based on 10,147,643 shares of common stock outstanding as of March 1, 2002.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent Beneficially Owned
Dean Foods Company 2515 McKinney Avenue, Suite 1200 Dallas, Texas 75201	1,338,000	13.19
Michelle P. Goolsby(3) c/o Dean Foods Company 2515 McKinney Avenue, Suite 1200 Dallas, Texas 75201	1,339,656	13.20
Thomas D. McCloskey, Jr.(4) 132 W. Main St. Aspen, Colorado 81611	1,143,140	11.27
McCloskey 1998 GRAT 132 W. Main St. Aspen, Colorado 81611	595,976	5.87
Dimensional Fund Advisors, Inc.(5) 1299 Ocean Ave., 11th Floor Santa Monica, California 90401	535,700	5.28
Paul B. Repetto(6)	362,389	3.57
Mark A. Retzloff(7)	309,545	3.05
Charles F. Marcy(8)	222,032	2.19
Clark R. Mandigo II(9)	83,734	**
Don J. Gaidano(10)	56,101	**
Richard L. Robinson(11)	54,384	**
Kevin R. O'Rell(12)	18,398	**
Clark F. Driftmier(13)	16,394	**
Thomas P. Briggs(14)	16,000	**
G. Irwin Gordon(15)	11,925	**
Stephen J. Jacobson(16)	5,000	**
Kathryn A. Paul	255	**
John M. Haydock	0	**
Cynthia T. Jamison	0	**
All executive officers and directors as a group (16 persons)(17)	3,638,953	35.86

**
Less than one percent.

(1)
Unless otherwise set forth, all addresses are c/o Horizon Organic Holding Corporation, 6311 Horizon Lane, Longmont, Colorado 80503.

(2)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Share amounts include stock options exercisable within 60 days of March 1, 2002. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission.

(3)
Goolsby: Includes 750 shares subject to stock options exercisable within 60 days of March 1, 2002 and 1,338,000 shares held by Dean Foods Company. Ms. Goolsby is the Chief Administration Officer of Dean Foods Company and disclaims any beneficial ownership of the shares held by Dean Foods Company.

(4)
McCloskey: Includes 595,976 shares held by the McCloskey 1998 GRAT, of which Mr. McCloskey's children are the beneficiaries; 132,445 shares held by the Thomas D. McCloskey and Bonnie P. McCloskey Revocable Trust of 1994; 219,600 shares held by the McCloskey Trust, of which Mr. McCloskey is a trustee; and an aggregate of 14,250 shares held in trusts by each of his four children (collectively, the "Trust Shares"); and 155,280 shares held by McCloskey Ventures LLC, of which Mr. McCloskey is a manager (the "LLC Shares"). Mr. McCloskey disclaims any beneficial interest in the Trust Shares and the LLC shares, except to the extent of his pecuniary interest in the LLC shares arising from his role therein. Also includes 26,250 shares subject to stock options exercisable within 60 days of March 1, 2002.

(5)
Based on a Schedule 13G filing as of February 12, 2002.

(6)
Repetto: Includes 1,980 shares held by his spouse and 30,500 shares subject to stock options exercisable within 60 days of March 1, 2002.

(7)
Retzloff: Includes 23,000 shares held by his spouse, an aggregate of 38,000 shares held by spouse as custodian for his three children and 45,375 shares subject to stock options exercisable within 60 days of March 1, 2002.

(8)
Marcy: Includes 173,125 shares subject to stock options exercisable within 60 days of March 1, 2002.

(9)
Mandigo: Includes 53,730 shares held jointly with his spouse, an aggregate of 23,236 shares held in trust for his four children and 7,500 shares subject to stock options exercisable within 60 days of March 1, 2002.

(10)
Gaidano: Includes 37,250 shares subject to stock options exercisable within 60 days of March 1, 2002.

(11)
Robinson: Includes 7,500 shares subject to stock options exercisable within 60 days of March 1, 2002.

(12)
O'Rell: Includes 15,000 shares subject to stock options exercisable within 60 days of March 1, 2002.

(13)
Driftmier: Includes 15,000 shares subject to stock options exercisable within 60 days of March 1, 2002.

(14)
Briggs: Includes 10,000 shares subject to stock options exercisable within 60 days of March 1, 2002.

(15)
Gordon: Includes 4,500 shares subject to stock options exercisable within 60 days of March 1, 2002.

(16)
Jacobson: Includes 5,000 shares subject to stock options exercisable within 60 days of March 1, 2002.

(17)
Includes 377,750 shares subject to stock options exercisable within 60 days of March 1, 2002. See Notes 3 through 4 and 6 through 16 above.

  Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2001, our directors, officers, and greater than ten percent beneficial owners were in compliance with all Section 16(a) filing requirements applicable to them.

MANAGEMENT

  Executive Officers, Directors and Key Employees

        Our executive officers, directors and key employees are as follows:

Name	Age	Position
Charles F. Marcy(4)(3)	51	President, Chief Executive Officer, and Director
Thomas P. Briggs	53	Senior Vice President, Finance & Administration, Chief Financial Officer, Treasurer and Assistant Secretary
Clark F. Driftmier	48	Senior Vice President, Marketing
Don J. Gaidano	53	Managing Director, UK
Stephen J. Jacobson	58	Vice President, Operations
John M. Haydock	44	Vice President, Sales
Kevin R. O'Rell	50	Vice President, Quality Assurance and Research and Development
Thomas D. McCloskey, Jr.(3)(4)	55	Chairman of the Board of Directors
Paul B. Repetto	65	Secretary and Director
Mark A. Retzloff(3)	53	Director
G. Irwin Gordon(1)	51	Director
Clark R. Mandigo, II(1)(2)	58	Director
Richard L. Robinson(1)(2)	72	Director
Michelle P. Goolsby(2)	44	Director
Kathryn A. Paul(3)	55	Director
Cynthia T. Jamison	42	Director

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Governance Committee

(4)
Member of the Executive Committee

        Thomas P. Briggs joined us as Vice President, Finance & Administration, Chief Financial Officer, Treasurer and Assistant Secretary in June 2000. He has served as our Senior Vice President, Finance & Administration, Chief Financial Officer, Treasurer and Assistant Secretary since January 2001. Mr. Briggs has 10 years experience in the dairy foods industry and 30 years experience in finance. From 1990 through 2000, Mr. Briggs served as Vice President of Finance for Leprino Foods Company, the world's largest manufacturer of mozzarella cheese and one of the largest companies in the U.S. dairy industry. Mr. Briggs has both national accounting firm and public company experience. He began his career in 1969 with Price Waterhouse and in the late 1980s was a senior manager with Deloitte & Touche. Mr. Briggs holds a Bachelors of Arts degree in accounting from Duke University, and a Juris Doctorate degree from Georgetown University Law Center.

        Clark F. Driftmier joined us as Vice President, Marketing in February 2000. He has served as Senior Vice President, Marketing since January 2001. From September 1994 to February 2000, Mr. Driftmier served at Small Planet Foods LLC, the parent company of Cascadian Farm and Muir Glen, two leading organic brands. His most recent position at Small Planet was Senior Vice President of Marketing. From 1989 to 1994, Mr. Driftmier held various marketing positions at Ralston Purina, including Product Manager of Chex breakfast cereals and other national brands. Mr. Driftmier received a Bachelors degree from Oberlin College, and a Masters of Business Administration degree from Darden Graduate Business School, at the University of Virginia. Mr. Driftmier currently serves on the Marketing Committee of the Organic Trade Association. Previously, he served on the board of directors of the Colorado Nursery Association.

        Don J. Gaidano has served as our Managing Director in the UK since February 2001. From June 2000 to January 2001, he served as our Vice-President, Finance in the UK. Prior to that he served as our Vice President, Finance & Administration, Chief Financial Officer, Treasurer and Assistant Secretary from May 1997 to June 2000. From April 1994 until April 1997, Mr. Gaidano worked as a private financial consultant for food manufacturers and distributors. Mr. Gaidano received a Bachelors of Science degree from the University of Santa Clara and is a Certified Public Accountant.

        Stephen J. Jacobson joined us as Director of Operations in January 2000. He has served as Vice President, Operations since December 2000. From 1997 to 2000, Mr. Jacobson served as Director of Finance and Budgeting for Recycling Industries, Inc., a scrap metal company. From 1995 to 1997 he served as Regional Distribution Director for Meadow Gold Dairies, a national milk processing, marketing and distribution company. From 1993 to 1995 he served as a consultant with the Denver Management Group, consultants for the dairy and beverage industry. Mr. Jacobson received a Bachelors of Arts degree in Finance and Economics from Hofstra University.

        John M. Haydock has served as our Vice President, Sales since June 2001. Prior to joining us, he served as Vice President, Sales for Vlasic Foods International, a food manufacturing and marketing company. From 1994 to 1998 he served in various sales and marketing roles for Good Humor-Breyers, a national dairy products processing, marketing and distribution company, including National Sales Director and Director of Grocery Sales. Prior to joining Good Humor-Breyers, Mr. Haydock served in various sales roles for Kraft General Foods. Mr. Haydock has over fourteen years experience in dairy industry sales positions. Mr. Haydock earned a Bachelors degree in marketing from Indiana University and a Masters of Business Administration degree from Keller Graduate School.

        Kevin O'Rell has served as Vice President, Research & Development/Quality Assurance since May 1999. From 1987 to 1999, Mr. O'Rell was president of Brotech, a food and dairy consulting firm. Prior to 1987 Mr. O'Rell held various technical positions at Beatrice Foods, Crest Foods and Dannon, all consumer food product manufacturers. Mr. O'Rell received his bachelors degree in food science from the University of Illinois.

        See "Proposal 1—Election of Directors" for Mr. Marcy's biography.

        Officers are elected by the board of directors and serve at the discretion of the board. There are no family relationships among any of our directors or officers.

EXECUTIVE COMPENSATION

  Directors Compensation

        Each non-employee director receives $1,000 for each board meeting they attend and $500 for each committee meeting they attend if the committee meeting is held on a date other than the date of a board meeting. These fees are paid in grants of shares of our common stock. The number of shares granted is calculated by dividing the fee amount by the closing per-share price of our common stock as reported on the Nasdaq National Market on the date of such meeting. Directors are also reimbursed for certain expenses in connection with attendance at board and committee meetings. We also pay Mr. McCloskey, our Chairman, quarterly payments of $6,250 as compensation for additional time he spends in relation to us. Mr. McCloskey is also reimbursed for his expenses incurred relating to these activities. In the fiscal year ended December 31, 2001, we paid our non-employee directors a total of $24,000 in the form of common stock grants and a total of $12,500 in the form of direct compensation.

        In addition, each year we grant each non-employee director a stock option grant to purchase 6,000 shares of our common stock. These options are made pursuant to our 1998 Equity Incentive Plan and are granted at each annual meeting of stockholders. The exercise price for these options is the closing per-share price of our common stock as reported on the Nasdaq National Market on the date of such annual meeting. Additionally, each non-employee director receives a stock option grant to purchase 4,000 shares of our common stock on the date such director is elected to our board. The exercise price for these options is the closing per-share price of our common stock as reported on the Nasdaq National Market on the date the individual becomes a director.

        In the fiscal year ended December 31, 2001, we granted options to Ms. Goolsby and Messrs. Mandigo, Gordon, McCloskey and Robinson for 6,000 shares each of our common stock at an exercise price of $7.00 per share and we granted options to Ms. Paul for 10,000 shares of our common stock at an exercise price of $6.55.

        During 2001, Messrs. Mandigo, McCloskey, and Robinson exercised options under the Plan. The following table identifies the number of shares acquired and the value realized for each stock option exercised during 2001 by these three individuals. Market price is based on the closing price of our common stock on the dates of exercise as reported on the Nasdaq National Market.

Name	Date	Shares Acquired on Exercise	Option Price	Market Price	Net Value Realized
Clark R. Mandigo, II	6/29/01	5,000	$3.22	$9.55	$31,650
Thomas D. McCloskey, Jr.	7/5/01	5,000	$3.22	$9.67	$32,250
Richard L. Robinson	6/18/01	5,000	$3.22	$8.25	$25,150

Compensation of Executive Officers

        The following table shows the compensation paid to or earned by our Chief Executive Officer and our other five most highly compensated executive officers for the fiscal years ended December 31, 2001, 2000, and 1999:

Summary Compensation Table

	Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)(2)
Charles F. Marcy, President and Chief Executive Officer	2001 2000 1999	300,913 267,377 19,284	132,401 54,208 -0-	80,000 50,000 200,000	9,616 57,100 -0-
Thomas P. Briggs, Senior Vice President—Finance & Administration, Chief Financial Officer, and Treasurer(3)	2001 2000	176,144 85,943	45,028 12,775	20,000 20,000	5,675 27,878
Clark F. Driftmier Senior Vice President—Marketing(4)	2001 2000	172,786 119,166	39,938 17,591	20,000 30,000	6,320 3,240
Kevin R. O'Rell Vice President—QA/R&D(5)	2001 2000 1999	146,951 128,909 89,096	38,292 21,156 14,450	10,000 10,000 20,000	6,056 4,150 6,804
Stephen J. Jacobson Vice President—Operations(6)	2001 2000	135,122 77,917	30,979 7,040	15,000 5,000	5,361 -0-
Mark A. Retzloff Former President—International(7)	2001 2000 1999	30,000 150,000 150,000	54,099 24,636 18,000	6,000 20,000 8,000	160,790 12,579 4,771

(1)
Includes amounts, if any, deferred pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

(2)
Includes matching contributions made by us to the 401(k) Plan, premiums for health, long-term disability and life insurance paid by us, severance pay and relocation costs reimbursed by us.

(3)
Mr. Briggs joined us in June 2000.

(4)
Mr. Driftmier joined us in February 2000.

(5)
Mr. O'Rell joined us in April 1999.

(6)
Mr. Jacobson joined us in May 2000.

(7)
Mr. Retzloff retired in February 2001 and received the remainder of his 2001 annual salary as severance pay.

STOCK OPTION GRANTS AND EXERCISES

        We grant options to our executive officers under the 1998 Equity Incentive Plan. As of December 31, 2001, there were granted options to purchase a total of 1,017,226 shares under the 1998 Equity Incentive Plan and options to purchase a total of 394,976 shares remaining available for grants.

        The following table sets forth for the named executive officers certain information regarding options granted to them for the fiscal year ended December 31, 2001:

Option Grants in Fiscal 2001

					Potential Realizable Value At Assumed Annual Rates of Stock price Appreciation for Option Terms ($)(3)
	Number of Shares Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise Price ($/Share)	Expiration Date
					5%	10%
Charles F. Marcy	80,000	22.73%	4.94	1/31/06	504,386	636,473
Thomas P. Briggs	20,000	5.68%	4.94	1/31/06	126,096	159,118
Clark F. Driftmier	20,000	5.68%	4.94	1/31/06	126,096	159,118
Stephen J. Jacobson	15,000	4.26%	4.94	1/31/06	94,500	119,400
Kevin R. O'Rell	10,000	2.84%	4.94	1/31/06	63,048	79,559
Mark A. Retzloff	6,000	1.70%	7.00	5/16/06	53,603	67,641

(1)
25% of the options vest and will become exercisable upon the first anniversary of the grant date and will become exercisable as to the remainder of the grant in three equal annual installments thereafter.

(2)
Based on total options to purchase 352,000 shares of common stock granted in 2001.

(3)
The potential realizable value is calculated assuming that the fair market value of common stock on the date of the grant as determined by the board appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the common stock received therefore is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future increases in the price of our common stock.

  Aggregated Option Exercises in Fiscal 2001 and Fiscal Year End Option Values

        The following table identifies the number of shares acquired and value realized for each stock option exercised by the named executive officers during 2001. In addition, this table identifies the number and value of unexercised options for the named executive officers at the end of 2001.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 12/31/01 Exercisable/Unexercisable (#)(1)	Value of Unexercised In-the-Money Options at 12/31/01 Exercisable/Unexercisable ($)(2)
Charles F. Marcy	—	—	137,500/192,500	1,209,913/1,889,788
Thomas P. Briggs	—	—	5,000/35,000	32,600/329,400
Clark F. Driftmier	—	—	7,500/42,500	53,900/393,300
Stephen J. Jacobson	—	—	1,250/18,750	8,463/199,088
Kevin R. O'Rell	—	—	12,500/27,500	52,435/203,335
Mark A. Retzloff	10,000	72,180	43,375/28,125	474,788/193,733

(1)
Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of our common stock as of December 31, 2001.

(2)
Based on the fair market value of our common stock as of December 31, 2001 of $16.52 per share, minus the per share exercise price of "in-the-money" unexercised options, multiplied by the number of shares represented by such options.

EMPLOYMENT AGREEMENTS

        We have entered into employment agreements with the following named executive officers:

  •
  Charles F. Marcy

  •
  Thomas P. Briggs

  •
  Clark F. Driftmier

  •
  Kevin R. O'Rell

  •
  Stephen J. Jacobson

  •
  Mark A. Retzloff

        Messrs. Marcy, Briggs, Driftmier, Jacobson, and O'Rell's employment agreements provide that they are eligible for the following benefits:

  •
  Incentive bonus in Mr. Marcy's case of up to 110% of his base salary and in the cases of Messrs. Briggs, Driftmier, O'Rell and Jacobson up to 70% of their base salaries

  •
  27 days paid time off

  •
  Participation in any employee benefit plans that are available to our other employees and payment of the premiums or costs incurred by the executive officer associated with participation in such employee benefit plans

  •
  Life insurance

  •
  Disability insurance

  •
  Reimbursement of reasonable business expenses

        Messrs. Marcy, Briggs, Driftmier, Jacobson, and O'Rell's employment agreements provide that if they were terminated without cause or as a result in a change in the control of our company, we would be obligated to pay them their base salaries for a period of 24 months from the date of termination in Mr. Marcy's case and 12 months in the case of Messrs. Briggs, Driftmier, Jacobson, and O'Rell. This severance pay would require that they execute a release and an agreement not to compete with us in the organic products industry for the period of time that we pay them their base salaries.

        Mr. Retzloff entered into an Amended Executive Employment Agreements effective as of January 1, 1998. Mr. Retzloff's employment agreement provided that he would receive an annual salary of $120,000, which was adjustable as determined by the Compensation Committee. Mr. Retzloff retired as an operating officer in February 2001 and received his annual salary for the remainder of 2001 as severance pay and has provided consulting services to us, as we have requested, from time to time.

REPORT OF THE COMPENSATION COMMITTEE1

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and the Performance Graph shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material under the Securities Act or the Exchange Act.

        The Compensation Committee is composed of three non-employee directors elected by the board. In 2001, the Compensation Committee members were Clark R. Mandigo, II, Richard L. Robinson, and Michelle Goolsby. The Compensation Committee is responsible for providing guidance, direction, and periodic monitoring for all corporate compensation, benefit, perquisite, and employee equity programs. The Compensation Committee specifically reviews and approves the following matters within the following limitations:

  (i)
  compensation, benefit, and perquisites for all corporate officers, except a corporate officer only holding the office of secretary;

  (ii)
  all bonus plans, total bonus payments, and individual awards to all corporate officers;

  (iii)
  benefit plans including profit sharing and pension programs;

  (iv)
  perquisite programs and perquisites for corporate officers;

  (v)
  employment agreements for all corporate officers and for all others with base salaries in excess of $100,000; and

  (vi)
  option grants under the 1998 Equity Incentive Plan.

Base Salary

        The Compensation Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge, and competitive pay practices.

Bonuses

        In 2001, our Chief Executive Officer and our five other highest paid executive officers earned bonuses in amounts ranging from $30,979 to $132,401. The bonuses were paid out in 2002. Such bonuses were based on the extent to which the corporate goals were achieved. The bonuses represented approximately 22% to 44% of such officer's base salary.

Stock-Based Incentive Compensation

        We adopted the 1998 Equity Incentive Plan in order to provide equity based performance incentives to our employees. The Plan authorizes us to award our officers and other employees incentive stock options and nonqualified stock options to purchase our common stock. The purpose of the Plan is to attract, retain and motivate officers and employees. Stock options may be exercised at a purchase price as determined by the Compensation Committee, provided that:

  •
  The exercise price per share under the Plan must be at least 100% of the fair market value on the date of grant for incentive stock options and at least 85% of the fair market value on the date of grant for nonqualified stock options.

  •
  Incentive stock options to employees who beneficially own 10% or more of our outstanding shares may be granted at an exercise price per share of at least 110% of fair market value.

        The grants are designed to align the interests of the optionee with those of our stockholders and provide each individual with a significant incentive to manage our company from the perspective of an owner with an equity stake in the business. Moreover, the long-term vesting schedule of five years encourages optionees to attain a long-term commitment. The size of the option grant to each optionee is set at a level that the Compensation Committee deems appropriate in light of competitive pay practices to create a meaningful opportunity for stock ownership based upon the individual's current position, but also takes into account the individual's potential for future responsibility and promotion over the option vesting period, and the individual's performance in recent periods. The Compensation Committee periodically reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon past performance of the executive officer.

Chief Executive Officer Compensation

        For the fiscal year ended December 31, 2001, Charles F. Marcy, our President and Chief Executive Officer received total cash payments of $300,913 in salary and earned $132,401 as a bonus. Mr. Marcy's base salary was set at an annual rate of $250,000 in 1999 for services rendered by Mr. Marcy as our President and Chief Operating Officer. That base salary was increased to an annual rate of $275,000 at the time Mr. Marcy became our President and Chief Executive Officer. His current salary is set at $302,500 per year. Mr. Marcy's salary is based largely on review of publicly available information about salaries of executives with similar responsibilities in companies of comparable size in our industry, his responsibilities within our company, and the subjective evaluation of his overall performance and contribution to our company.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

        Section 162(m) of the Internal Revenue Code limits our ability to a deduct, for federal income tax purposes, no more than $1 million of compensation paid to certain named executive officers in any one taxable year.

        Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Internal Revenue Code. The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any named executive officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to our named executive officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Section 162(m) of the Internal Revenue Code in the future to the extent consistent with our best interests.

Conclusion

        The Compensation Committee believes that our compensation programs and the administration of those programs well serve our stockholders' interests. These programs allow us to attract, retain and motivate exceptional management talent and to compensate executives in a manner that reflects their contributions to both our short and long-term performance. We intend to continue to emphasize programs that we believe will positively affect stockholder value.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee have served as our executive officers. See "Certain Relationships and Related Transactions" for a description of certain transactions with these board members. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON

        The following graph shows the total stockholder return on our common stock from July 2, 1998, the date we became a public company, until December 31, 2001, for (i) our common stock, (ii) a peer group selected by management that we intend to use in this and future proxy statements, consisting of the following five companies: Hain Celestial Group, Inc. formerly known as Hain Food Group, Gaiam, Inc., United Natural Foods, Inc., Whole Foods Market, Inc., and Wild Oats Markets, Inc., (iii) the NASDAQ Stock Market index, and (iv) the Russell 2000 Equity Index. The graph assumes the investment of $100 in our common stock and in each of the indexes on July 2, 1998 and reinvestment of all dividends, if any. The initial public offering price of our common stock was $11.00 per share.

        We have decided that as a result of a number of acquisitions of members of our old peer group, we have changed our peer group for this and all future proxy statements. We originally included the following six companies in our peer group: Gardenburger, Hain Food Group, Hansen Natural Corporation, Odwalla, Ben & Jerry's Homemade, and Celestial Seasonings. All six of these companies sell healthy, natural, or organic products and were publicly traded at the time we created this peer group in our 1999 Proxy Statement. In our 2000 Proxy Statement, the peer group selected by management consisted of these six companies. However, during 2000, Ben & Jerry's Homemade and Celestial Seasonings were acquired and information regarding their stock prices was not available as of December 31, 2000. As a result, our 2001 Proxy Statement included only the four remaining companies from this original peer group. During 2001, Odwalla was acquired and information regarding its stock price was not available as of December 31, 2001 and therefore the original peer group listed above now only includes Gardenburger, Hain Food Group, and Hansen Natural Corporation. Due to the changes in the original peer group, management has determined that it is appropriate to create a new peer group for this and future Proxy Statements. The new peer group will consist of: Hain Celestial Group, Inc. formerly known as Hain Food Group, Gaiam, Inc., United Natural Foods, Inc., Whole Foods Market, Inc., and Wild Oats Markets, Inc. For comparison purposes, the total return over the period of July 2, 1998 to December 31, 2002 of a $100 investment in our stock was $150.18 compared to $122.10 for the new peer group and $74.47 for the old peer group.

AUDIT COMMITTEE AND REPORT2

         We have adopted a written Audit Committee Charter, a copy of which was filed as Appendix A to our 2001 Proxy Statement. The members of the Audit Committee are independent directors as that term is defined in Rule 4200(a)(14) of the Nasdaq listing standards. The Audit Committee is composed of three non-employee directors: Messrs. Gordon, Mandigo, and Robinson.

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material under the Securities Act or the Exchange Act.

        The purposes of our Audit Committee are set forth in the Audit Committee Charter. The purposes include assisting the board of directors in its oversight of our financial reporting process and internal controls, our financial statements and the selection of our independent auditors. Management, however, is responsible for the preparation, presentation and integrity of our financial statements, and the independent auditors are responsible for planning and carrying out proper audits and reviews.

        The Audit Committee reports as follows:

  1)
  The Audit Committee has reviewed and discussed the audited financial statements with management;

  2)
  The Audit Committee has discussed with the independent auditors the quality, and not just the acceptability under generally accepted accounting principles, of the accounting principles applied by us, and such other matters brought to the attention of the Audit Committee by the independent auditors required to be discussed pursuant to SAS 61;

  3)
  The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountant's independence; and

  4)
  The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing and are not experts in the subject of auditor independence. Moreover, the Audit Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, or internal controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that our auditors are in fact "independent."

  5)
  Based on the review and discussions referred to above and subject to the limitations on the responsibilities and roles of the Audit Committee set forth in the Audit Committee Charter and those discussed above, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K and the selection of KPMG LLP as our independent auditors.

  6)
  The Audit Committee has considered the services provided by KPMG LLP relating to all other fees described in Proposal 4 and believes the services provided are compatible with maintaining KPMG LLP's independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Indemnity Agreements

        We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party to by reason of his position as our director, officer or other agent, and otherwise to the full extent permitted under Delaware law and our Bylaws.

  Dean Foods Company Agreements

        Dean Foods Company, a leading manufacturer and distributor of fresh milk and related dairy products, is one of our major shareholders. In 1998, we entered into arrangements with Dean Foods Company's predecessor, Suiza Foods Corporation, including processing and distribution agreements with certain of its subsidiaries. Our relationship includes five-year processing and distribution agreements with three of its subsidiaries:

  •
  Model Dairy, a fluid milk processor located in Reno, Nevada, which currently processes organic fluid milk for us.

  •
  Robinson Dairy, a fluid milk processor located in Colorado, which currently processes organic milk for us.

  •
  Garelick Farms, a fluid milk processor and distributor with several locations in the northeastern United States, which does not currently process any of our products.

        These agreements are scheduled to expire in 2003.

        The processing and distribution agreement with Model Dairy provides that Model Dairy will distribute all of our organic fluid milk products that are available for sale in its territory. We also process our products at two other Dean Foods subsidiaries without written agreements. Those processors are Morningstar Foods, a fluid milk processor located in Gustine, California and Cultured Specialties, a dairy processor located in Fullerton and Tulare, California. We paid Dean Foods Company (including its predecessor) and its subsidiaries a total of $13,928,000, $7,822,000, and $4,487,000 in 2001, 2000, and 1999, respectively. In addition, one of our directors, Richard Robinson, is the Chairman of Robinson Dairy and another one of our directors, Michelle Goolsby, is the Chief Administrative Officer for Dean Foods Company.

        We believe that the terms of all of the foregoing transactions are fair and are as favorable to us as we could have obtained from unaffiliated third parties in arms' length negotiations. All future transactions with affiliates will be subject to the approval by our disinterested directors and will be on terms believed by such directors to be as favorable to us as would be available from unaffiliated third parties.

OTHER MATTERS

        The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ THOMAS P. BRIGGS Thomas P. Briggs Assistant Secretary

March 18, 2002

        A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001 is available without charge upon written request to: Assistant Secretary, Horizon Organic Holding Corporation, 6311 Horizon Lane, Longmont, Colorado 80503.

HORIZON ORGANIC HOLDING CORPORATION

1998 EQUITY INCENTIVE PLAN

ADOPTED OCTOBER 25, 1995
AMENDED AND RESTATED APRIL 14, 1998
APPROVED BY STOCKHOLDERS APRIL 30, 1998
AMENDED AND RESTATED MARCH 31, 2000
APPROVED BY STOCKHOLDERS MAY 16, 2000
PLAN TERMINATION DATE: APRIL 13, 2008

1.
PURPOSES.

        (a)  The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

        (b)  The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.
DEFINITIONS.

        (a)  "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

        (b)  "BOARD" means the Board of Directors of the Company.

        (c)  "CODE" means the Internal Revenue Code of 1986, as amended.

        (d)  "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

        (e)  "COMMON STOCK" means the common stock of the Company:

        (f)    "COMPANY" means Horizon Organic Holding Corporation, a Delaware corporation.

        (g)  "CONSULTANT" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

        (h)  "CONTINUOUS SERVICE" means the Stock Award holder's service with the Company or an Affiliate, whether as an Employee, Director or Consultant is not interrupted or terminated. The Board or the chief executive officer of the Company may determine, in that party's sole discretion, whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

        (i)    "COVERED EMPLOYEE" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (j)    "DIRECTOR" means a member of the Board of Directors of the Company.

        (k)  "DISABILITY" means the inability of a person to perform the normal duties of the person's position with the Company or an Affiliate of the Company, provided that such inability to perform must be certified in writing (a "Physician's Certificate") by a medical doctor, reasonably acceptable to the Company.

        (l)    "EMPLOYEE" means any person employed by the Company or any Affiliate. Neither service as a Director nor payment of a director's fee by the Company or an Affiliate shall be sufficient to constitute "employment" by the Company or an Affiliate.

        (m)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (n)  "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows:

          (1)  If the Common Stock is listed on any established stock exchange or traded on The Nasdaq National Market or The Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

          (2)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (o)  "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (p)  "LISTING DATE" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

        (q)  "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non- employee director" for purposes of Rule 16b-3.

        (r)  "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (s)  "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (t)    "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        (u)  "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (v)  "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan, or if applicable, such other person who holds an outstanding Option.

        (w)  "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (y)  "PLAN" means this 1998 Equity Incentive Plan.

        (z)  "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (aa) "SECURITIES ACT" means the Securities Act of 1933, as amended.

        (bb) "STOCK AWARD" means any right granted under the Plan, including any Option, a stock bonus and any right to acquire restricted stock.

        (cc) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.
ADMINISTRATION.

        (a)  The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b)  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1)  To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person.

          (2)  To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (3)  To amend the Plan or a Stock Award as provided in Section 12.

        (c)  The Board may delegate administration of the Plan to a committee composed of two (2) or more members (the "Committee"), all of the members of which Committee may be Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board including the power to delegate to a subcommittee of two or more Directors (who may or may not be Outside Directors or Non-Employee Directors) any of the administrative powers to the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter mean the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (x) are not then subject to Section 16 of the Exchange Act and/or (y) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

        (d)  All actions taken and all interpretations and determinations made by the Board or Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Board or Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Board and Committee shall, in addition to their right as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

4.
SHARES SUBJECT TO THE PLAN.

        (a)  Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate one million five hundred thousand (1,500,000) shares of the Common Stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If any shares of Common Stock acquired pursuant to the exercise of an Option shall for any reason be repurchased by the Company under a repurchase option provided under the Plan, the stock repurchased by the Company under such repurchase option shall revert to and again become available for issuance under the Plan.

        (b)  The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.
ELIGIBILITY.

        (a)  Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

        (b)  No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c)  Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than two hundred fifty thousand (250,000) shares of Common Stock in any calendar year. This subsection 5(c) shall not apply prior to the Listing Date and, following the Listing Date, shall not apply until (i) the earliest of: (A) the first material modification of the Plan (including any increase to the number of shares reserved for issuance under the Plan in accordance with Section 4); (B) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (C) the expiration of the Plan; or (D) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

6.
OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)  TERM. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b)  PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted or such greater amount as required by Section 5(b). The exercise price of each Nonstatutory Stock Option shall be determined by the Board. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c)  CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid at the time the Option is exercised, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check or (ii) at the discretion of the Board, at the time of the grant of the Option, under one of the following alternatives:

          (1)  Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

          (2)  Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise;

          (3)  Pursuant to a deferred payment alternative as described in the Option Agreement, provided that, at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value" (as defined in the Delaware General Corporation Law) shall not be made by deferred payment;

          (4)  In any other form of legal consideration that may be acceptable to the Board; or

          (5)  By any combination of the above methods.

        (d)  TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. A Nonstatutory Stock Option may be transferable to the extent expressly provided in the Option Agreement; provided, however, that if the Option Agreement does not specifically provide for transferability, then such Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order, and shall be exercisable during the lifetime of the person to whom the Nonstatutory Stock Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

        (e)  VESTING. The total number of shares of stock subject to an Option shall vest and become exercisable as provided in the Option Agreement.

        (f)    TERMINATION OF CONTINUOUS SERVICE. In the event an Optionee's Continuous Service terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Service (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act or any material regulatory requirements of any foreign jurisdiction, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement, or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (g)  DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Service terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan no later than thirty (30) days following the date of termination. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (h)  DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within the three (3) month or twelve (12) month periods referred to above after the termination of, the Optionee's Continuous Service, the Option may be exercised by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan no later than thirty (30) days following the date of termination. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (i)    QUALIFIED RETIREMENT OF OPTIONEE. In the event an Optionee's Continuous Service terminates as a result of the Optionee's Qualified Retirement (as determined by the Board of Directors or the Committee), the Optionee may exercise his or her Option, but only within such period of time ending on the expiration of the term of the Option as set forth in the Option Agreement (or such shorter period specified in the Option Agreement). If, at the date of such termination, the Optionee is not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan no later than thirty (30) days following the date of termination. If, after such termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (j)    EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time before the Optionee's Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company or any other restriction the Board determines appropriate.

7.
TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

        (a)  Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

          (1)  PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

          (2)  TRANSFERABILITY. A stock bonus or restricted stock purchase agreement may be transferable to the extent expressly provided in the Stock Award Agreement; provided, however, that if the Stock Award Agreement does not specifically provide for transferability, then such stock bonus or restricted stock purchase award shall not be transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order, and shall be exercisable during the lifetime of the person to whom the stock bonus or restricted stock purchase award is granted only by such person or any transferee pursuant to a domestic relations order, so long as stock awarded under such agreement remains subject to any restrictions pursuant to the agreement.

          (3)  CONSIDERATION. The purchase price of stock acquired pursuant to a restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Notwithstanding the foregoing, the Board may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

          (4)  VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option or reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (5)  TERMINATION OF CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person, subject to the provisions of Section 11.

8.
COVENANTS OF THE COMPANY.

        (a)  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

        (b)  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.
USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

10.
MISCELLANEOUS.

        (a)  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b)  No Optionee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c)  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause, the right of the Company's Board of Directors and/or the Company's stockholders to remove any Director pursuant to the terms of the Company's Bylaws and the provisions of applicable laws, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate to which such Consultant is providing services.

        (d)  To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (e)  The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d) or 7(a)(2), as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the Stock Award holder to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting a Stock Award to such Stock Award holder or permitting the Stock Award holder to exercise such Stock Award. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

        (f)    To the extent provided by the terms of a Stock Award Agreement, the Stock Award holder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means (in addition to the Company's right to withhold from any compensation paid to the Stock Award holder by the Company): (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionee as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

11.
ADJUSTMENTS UPON CHANGES IN STOCK.

        (a)  If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

        (b)  In the event of a Change in Control (as defined herein) any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(b)) for those outstanding under the Plan. In the event any surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then: (i) with respect to Stock Awards held by persons whose Continuous Service has not terminated prior to such Change in Control, the vesting (and, if applicable, the exercisability) of Stock Awards held by such persons shall be accelerated immediately prior to such event, and the Stock Awards terminated if not exercised at or prior to such event, and (ii) any Company repurchase option or reacquisition right with respect to shares acquired by such persons under a Stock Award shall lapse immediately prior to such event and the shares held by such persons shall be fully vested. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised prior to such event.

        For purposes of this Plan, a "Change in Control" shall mean: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation or a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than (a) a merger or consolidation in which stockholders immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power of the acquiring or controlling corporation, and in no event less than a majority of such stock voting power, (b) a transaction the principal purpose of which is to change the State of the Company's incorporation, or (c) a merger of the Company into any of its wholly owned subsidiaries); or (iii) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

        (c)  In the event of a dissolution or liquidation of the Company, any Stock Awards outstanding under the Plan shall terminate if not exercised prior to such event.

12.
AMENDMENT OF THE PLAN AND STOCK AWARDS.

        (a)  The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b)  The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c)  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d)  Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

        (e)  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

13.
TERMINATION OR SUSPENSION OF THE PLAN.

        (a)  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)  Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

14.
EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as of the Listing Date, but no Stock Awards granted under the Plan shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.
CHOICE OF LAW.

        All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state's conflict of laws rules.

HORIZON ORGANIC HOLDING CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
May 14, 2002
9:30 a.m. MST
Company Offices
6311 Horizon Lane
Longmont, Colorado 80503

Horizon Organic Holding Corporation
6311 Horizon Lane, Longmont, Colorado 80503	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 14, 2002.

The shares of stock that you hold in your account on March 15, 2002 will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3, and 4.

By signing the proxy, you revoke all prior proxies and appoint Charles F. Marcy and Thomas P. Briggs, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

The Board of Directors recommends a vote for each proposal. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted in favor of the proposals.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, and 4.

(1)
To elect three Directors to hold office until the 2005 Annual Meeting of Stockholders and until their successors are elected.

          01 Mark A. Retzloff

          02 Charles F. Marcy

          03 G. Irwin Gordon

/ / Vote FOR all nominees (except as marked below)	/ / Vote WITHHELD from all nominees listed

INSTRUCTION: To withhold authority to vote for any nominee write the number(s) of the nominee(s) in the space provided below.

(2)
To ratify the election of Kathryn A. Paul and Cynthia T. Jamison as Directors to hold office until the 2004 Annual Meeting of Stockholders and until their successors are elected.

          01 Kathryn A. Paul

          02 Cynthia T. Jamison

/ / Vote FOR ratification of the election of both Directors (except as marked below)	/ / Vote WITHHELD for the ratification of the election of both Directors

INSTRUCTION: To withhold authority to vote for the ratification of the election of any Director write the number(s) of the Director(s) in the space provided below.

(3)
To ratify and approve the amendment of the Company's 1998 Equity Incentive Plan (the "Plan") to increase the number of shares available for issuance under the Plan by 750,000 shares, from the current amount of 1,500,00 to an aggregate of 2,250,000 shares.

/ / FOR	/ / AGAINST	/ / ABSTAIN
(4)
To ratify and approve the appointment of KPMG LLP independent auditors of the Company for its fiscal year ending December 31, 2002.

/ / FOR	/ / AGAINST	/ / ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change?	Dated:	, 2002
Mark Box and indicate changes below / /
Please sign in the box above. Please sign exactly as your name(s) appear on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, and other fiduciaries should include their title and authority. Corporations or other entities should provide the full name of the entity and the title of the authorized officer signing the Proxy.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
Proposal 1 Election of Directors
Proposal 2 Ratification of Directors
Proposal 3 Approval of Amendment to the 1998 Equity Incentive Plan
Proposal 4 Ratification of Selection of Independent Auditors
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
EXECUTIVE COMPENSATION
STOCK OPTION GRANTS AND EXERCISES
EMPLOYMENT AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE 1
PERFORMANCE MEASUREMENT COMPARISON
AUDIT COMMITTEE AND REPORT 2
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
1998 EQUITY INCENTIVE PLAN